UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant x
Filed by a Party other than the Registrant o Check the appropriate box:
•Preliminary Proxy Statement
•Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
•Definitive Proxy Statement
X    Definitive Additional Materials
•Soliciting Material under §240.14a-12
CrossFirst Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
x    No fee required.
•Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:
•Fee paid previously with preliminary materials.
•Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:
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(4)Date Filed:

CrossFirst Bankshares, Inc.
11440 Tomahawk Creek Parkway
Leawood, Kansas 66211
Telephone: (913) 312-6822

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2021

Explanatory Note: This proxy statement supplement dated April 20, 2021 supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of CrossFirst Bankshares, Inc. (the “Company”) dated April 9, 2021 and made available to stockholders in connection with the annual meeting of stockholders to be held on May 11, 2021. Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Appointment of Proxy Solicitor

On April 20, 2021, the Company engaged Alliance Advisors, LLC to assist with proxy solicitation at a cost of $5,000, plus additional call center charges.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2021:

This supplement, the Proxy Statement, the Company’s official notice of Annual Meeting of Stockholders and the Company’s 2020 Annual Report are available at www.proxyvote.com.